EXHIBIT 99.1
Press Release
For further information, please contact:
Daniel R. Kadolph, Executive Vice President and Chief Financial Officer (708) 450-6759
MIDWEST BANC HOLDINGS ANNOUNCES FIRST QUARTER 2007
EARNINGS CALL
MELROSE PARK, IL (April 5, 2007) — Midwest Banc Holdings, Inc. (Nasdaq: MBHI) announced that it will release first quarter 2007 earnings after the market closes on Tuesday, April 24, 2007 and conduct a conference call to discuss these results the following morning, April 25, 2007, at 10:00 A.M. eastern/9:00 A.M. central.
The webcast and call will be hosted by members of management. A brief discussion of quarterly results and trends will be followed by questions from professional investors and analysts invited to participate in the interactive portion of the discussion.
Interested parties wishing to participate in the interactive portion of the call can dial in at (877) 407-0778 or (201) 689-8565 for international calls. The live webcast can be accessed at www.midwestbanc.com and will be available for replay on that website through July 26, 2007. The audio replay may be accessed through May 3, 2007 at (877) 660-6853 or (201) 612-7415 for international calls, account number 286, conference ID number 237843.
Midwest Banc Holdings, Inc. provides a wide range of retail and commercial lending services, personal and corporate trust services, residential mortgage origination, and securities and insurance brokerage activities throughout the greater Chicago metropolitan area. The Company’s principal operating subsidiaries are: Midwest Bank and Trust Company, Midwest Financial and Investment Services, Inc., Midwest Bank Insurance Services, LLC, and Royal American Investment Services, Inc.